UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 15, 2004

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8491	82-0126240

(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408

(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

        On November 15, 2004, the Compensation Committee of the Board of Directors of Hecla Mining Company (the “Company”), approved the extension of the expiration date for non-qualified stock options listed below and issued to Arthur Brown, Chairman; Thomas F. Fudge, Jr., Vice President – Operations; and Lewis E. Walde, Vice President and Chief Financial Officer on January 9, 2003 and August 19, 2003, under the Company’s 1995 Incentive Stock Plan. Effective the same date, the independent members of the Board of Directors approved the extension of the expiration date for non-qualified stock options listed below issued to Phillips S. Baker, Jr. on January 9, 2003 and August 19, 2003. The expiration dates for these non-qualified stock options have been extended from January 31, 2005 to January 31, 2006. In all other respects, the options were unchanged under the Company’s 1995 Incentive Stock Plan.

	January 9, 2003	August 19, 2003
Arthur Brown	75,000	60,000
Thomas F. Fudge, Jr.	-0-	40,000
Lewis E. Walde	-0-	40,000
Phillips S. Baker, Jr.	75,000	60,000

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed herewith:

10.1	Form of letter (management compensatory agreement) sent to Arthur Brown, Thomas F. Fudge, Jr. and Lewis E. Walde

10.2	Letter (management compensatory agreement) sent to Phillips S. Baker, Jr.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ Michael B. White

Name: Michael B. White Title: Corporate Secretary

Dated: November 18, 2004

EXHIBIT INDEX

Exhibit No.	Title

10.1	Form of letter (management compensatory agreement) sent to Arthur Brown, Thomas F. Fudge, Jr. and Lewis E. Walde

10.2	Letter (management compensatory agreement) sent to Phillips S. Baker, Jr.